EXHIBIT 16(c)(3)

Presentation to:

South Street Financial Corp.

William J. Wagner Managing Director

HOWE BARNES INVESTMENTS, INC.

4000 WESTCHASE BOULEVARD, SUITE 110

RALEIGH, NC 27607

PHONE: 919-424-0100

FAX: 919-424-0110

WWW.HOWEBARNES.COM

May 3, 2006

Table of Contents

Contents

1	Going Private Overview
2	Going Private Methods
3	Shareholder List Analysis
4	Trading Analysis
2

1. Going Private Overview

3

Introduction

In many cases, a bank may be deriving little benefit from being a registered company

Despite being listed on a national exchange, the bank’s stock suffers from a low valuation and / or a limited trading volume

In some cases, the bank’s stock may not even be listed on an exchange, but is subject to registration with the SEC

Going private allows the bank to de-register with the SEC

The goal of going private is to reduce the number of registered shareholders below 300 and eliminate all future SEC filings

Once de-registered, the bank cannot be listed on the NASDAQ National and Small Cap Markets

Shares can trade on the OTC Bulletin Board or the Pink Sheets

The bank can remain private as long as registered shareholders do not exceed 300 (500 in certain circumstances)

4

Selected Going Private Transactions

Company Ticker City State Assets ($000s) Announce Date Closing Date Transaction Type % of Shares Purchased Transaction Value

Legends Financial Holdings, Inc. Clarksville TN 229,761 3/2/06 Pending Share Reclassification 0.0%

Home City Financial Corporation HCFC Springfield OH 149,553 1/26/2006 Pending Reverse Stock Split 1.8% $239,404

First Citrus Bank Tampa FL 160,557 11/22/05 12/16/05 Share Reclassification 9.5%

Citizens Bank Carthage TN 445,664 11/1/05 12/23/05 Share Reclassification 2.6%

Georgia Bancshares, Inc. GABA Peachtree City GA 271,537 10/7/05 2/7/06 Share Reclassification 5.3% $2,237,135

County Bank Corp CYBK Lapeer MI 255,611 10/7/05 Pending Reverse Stock Split 4.7% $2,902,680

Citizens Effingham Bancshares, Inc. Springfield GA 148,272 9/30/05 Pending Share Reclassification 14.2%

First Community Corporation Rogersville TN 213,127 9/27/05 Pending Reclassification / Cash Out Merger 1.1%

CBC Holding Company CBHC Fitzgerald GA 84,623 9/26/05 Pending Cash Out Merger 30.1%

Clover Community Bankshares, Inc. Clover SC 94,446 9/15/05 Pending Share Reclassification NA

Republic Bancshares of Texas, Inc. Houston TX 598,034 9/15/05 2/2/06 Share Reclassification NA

First Citizens Bancorporation, Inc. FCBN Columbia SC 4,991,346 9/13/05 1/13/06 Cash Out Merger 4.7% $21,751,590

Southern Bancshares (North Carolina), Inc. Mount Olive NC 1,061,951 9/12/05 1/26/06 Cash Out Merger 1.8%

FirstFed Bancorp, Inc. FFDB Bessemer AL 205,292 9/9/05 Pending Cash Out Merger 53.3% $14,300,000

Flint River Bancshares, Inc. Camilla GA 16,650 9/7/05 Pending Share Reclassification NA

Forsyth Bancshares, Inc. Cumming GA 156,777 8/30/05 12/22/2005 Share Reclassification NA

Illini Corporation ILIN Springfield IL 253,463 8/23/05 Pending Cash Out Merger 8.4% $1,848,785

Allied Bancshares, Inc. Cumming GA 101,511 8/19/05 Terminated Share Reclassification NA

Merchants Bancorp, Incorporated Hillsboro OH 360,416 8/4/05 2/1/06 Reclassification / Cash Out Merger 5.7% $3,508,880

Sound Banking Company Morehead City NC 78,976 7/27/05 Pending Share Reclassification NA

Iowa First Bancshares Corp. IFST Muscatine IA 376,429 7/22/05 12/7/05 Cash Out Merger 4.7% $2,478,132

Cherokee Banking Company CHKJ Canton GA 164,843 7/1/05 11/8/05 Cash Out Merger 15.4% $3,398,664

FC Banc Corp. FCBZ Bucyrus OH 162,234 6/24/05 12/21/05 Cash Out Merger 9.9% $1,881,152

Community Financial Holding Company, Inc. Duluth GA 256,806 6/17/05 11/10/05 Share Reclassification 10.1% $1,844,355

Luxemburg Bancshares, Inc. Luxemburg WI 173,749 6/14/05 10/28/05 Reverse Stock Split 16.6% $5,012,766

Guaranty Bancshares, Inc. GNTY Mount Pleasant TX 564,295 6/7/05 10/20/05 Cash Out Merger 2.2% $1,481,976

First Southern Bancorp Statesboro GA 94,616 6/7/05 1/25/06 Share Reclassification NA

FFD Financial Corporation FFDF Dover OH 139,705 5/24/05 Terminated Reverse Stock Split 6.6% $1,482,000

Home Loan Financial Corporation HLFC Coshocton OH 160,342 5/18/05 9/2/05 Reverse Stock Split 5.0% $1,754,164

Community Investors Bancorp Inc. CIBI Bucyrus OH 122,762 5/17/05 9/23/05 Reverse Stock Split 3.8% $602,280

Community Banks of Georgia, Inc. Jasper GA 152,783 5/3/05 9/21/05 Cash Out Merger 5.1% $1,204,859

State of Franklin Bancshares, Inc. Johnson City TN 298,960 4/23/05 9/29/05 Cash Out Merger 34.9% $12,625,000

Heartland Bancshares, Inc. Sebring FL 147,835 4/20/05 9/6/05 Share Reclassification NA

United Tennessee Bankshares, Inc. UTBI Newport TN 122,659 4/14/05 Pending Cash Out Merger 21.9% NA

Northeast Indiana Bancorp, Inc. NIDB Huntington IN 232,611 3/16/05 6/17/05 Reverse Stock Split 1.0% $331,867

Community Bankshares, Inc. Cornelia GA 830,173 3/11/05 7/8/05 Reverse Stock Split 3.9% $5,088,704

ASB Financial Corp. ASBP Portsmouth OH 172,961 3/3/2005 7/19/05 Reverse Stock Split 5.0% $1,985,659

First Manitowoc Bancorp, Inc. FWBW Manitowoc WI 606,753 2/25/05 6/23/05 Cash Out Merger 1.4% $1,844,700

Decatur First Bank Group, Inc. Decatur GA 126,183 2/9/05 6/28/05 Cash Out Merger 14.0% $2,268,403

Benchmark Bankshares, Inc. BMBN Kenbridge VA 284,623 12/23/04 3/31/05 Reverse Stock Split 7.4% $11,796,169

KS Bancorp, Inc. KSBI Smithfield NC 223,208 12/22/04 3/23/05 Reverse Stock Split 4.9% $1,418,040

Logan County Bancshares, Inc. Logan WV 184,561 12/17/04 9/2/05 Cash Out Merger 2.3% $807,900

Nicolet Bankshares, Inc. Green Bay WI 375,215 12/15/04 3/21/05 Cash Out Merger 7.8% $4,256,429

The Republic Corporation Houston TX 189,049 12/6/04 5/13/05 Cash Out Merger 25.9% $5,010,620

Big Lake Financial Corporation BGFC Okeechobee FL 295,698 11/23/04 3/24/200 2nd Class Stock NA $722,692

Commercial National Financial Corp. CEFC Ithaca MI 243,859 11/18/04 3/8/05 Cash Out Merger 17.1% $8,750,000

Mississippi River Bank Belle Chasse LA 96,815 11/18/04 1/21/05 Reverse Stock Split 9.1% $1,435,725

Gateway Bancshares, Incorporated Ringgold GA 165,550 11/18/04 3/28/05 Cash Out Merger 9.5% $2,297,478

Fidelity Federal Bancorp FDLB Evansville IN 201,842 11/11/04 3/11/05 Reverse Stock Split 10.0% $2,000,000

First Commerce Community Bshrs Inc. Douglasville GA 85,037 10/26/04 12/22/04 Reverse Stock Split 2.3% $344,652

Blackhawk Bancorp, Inc. BHWB Beloit WI 415,911 10/22/04 3/22/05 Reverse Stock Split 2.6% $995,566

Sturgis Bancorp, Inc. STBI Sturgis MI 312,431 9/29/04 2/23/05 Cash Out Merger 1.3% $588,832

Wells Financial Corp. WEFP Wells MN 223,353 9/28/04 2/22/05 TO & Reverse Stock Split 8.5% $4,725,000

Southern Michigan Bancorp Inc. SOMC Coldwater MI 310,815 9/3/04 1/14/05 Cash Out Merger 5.1% $1,213,215

Darlington County Bancshares, Inc. Darlington SC 36,134 9/1/04 12/23/04 Cash Out Merger 3.3% $161,355

West Metro Financial Services, Inc. Dallas GA 101,632 8/30/04 8/29/05 Cash Out Merger NA NA

Georgian Bancorp, Inc. Powder Springs GA 370,111 8/25/04 12/21/04 Cash Out Merger 3.6% $3,707,700

First Banking Center, Inc. FBCI Burlington WI 565,408 8/20/04 12/21/04 Reverse Stock Split 24.2% $21,660,000

First Southern Bancshares, Inc. FSTH Florence AL 95,164 7/8/04 2/1/05 Cash Out Merger 26.2% $1,241,190

Hemlock Federal Financial Corp. HMLK Oak Forest IL 312,468 6/1/04 6/30/04 Reverse Stock Split 0.8% $232,000

Note: Highlighted transactions involved a representative of Howe Barnes Source: SNL Financial, LC and public filings

5

Going Private Strategic Considerations

What is the Company’s strategic plan?

Future capital needs

Acquisition strategy

Increase visibility of the company

Image

6

General Considerations to Going Private

Reaction of local community

How will the community react to the transaction?

Are many small shareholders customers?

Would a voluntary method of going private be better received?

Reaction of institutional investors

Will / can they continue to hold shares?

Reaction from other banks

Will going private encourage acquisition offers from other banks?

How many shareholders must be eliminated?

How many shares do they own?

7

General Considerations to Going Private

Financial impact on the Company

Cost of purchasing shares plus transaction costs Pro-forma capital ratios Impact on future growth Financing alternatives

Impact on the trading market

Volume

Listing

Ability to obtain favorable shareholder vote

Insider ownership Past history of difficulty Shareholder sentiment

8

Reasons for Going Private

Decreases legal and accounting expenses as well as certain shareholder-related costs Eliminates management time and resources devoted to SEC compliance and reporting Eliminates requirement to comply with Sarbanes-Oxley

Section 404 creating significant expense and burden on small banks

Eliminates audit committee and auditor independence requirements of Sarbanes-Oxley Eliminates personal liability of CEO and CFO due to certification of 10-Qs and 10-Ks Increases privacy Allows management to take longer term perspective Reduces vulnerability to lawsuits Improves shareholder composition If considering S-Corp status Discourages stock ownership by professional investors Increases ability to stay independent Easier to buy back shares

Reasons for Not Going Private

Reduces visibility of Company

Possible negative reactions by shareholders and customers May reduce liquidity of stock Requires significant amount of time and expense If bank expects to sell additional shares If bank expects to make stock acquisitions May require shareholder and / or regulatory approval If registration statement filed within twelve months Makes stock-based compensation less attractive to employees May invite a hostile or competing offer from another bank May be forced to re-register due to forces beyond bank’s control Rule 144 safe harbor for insider transactions is not available

ESOP’s and employer securities held in 401k plans create additional issues

Ongoing Issues with Being Private

Continue to monitor shareholder base

Be aware of the broker “kick-out” rule

Consider continuing to make quarterly financial data publicly available to shareholders

Shareholder base is accustomed to it Helps with insider trades Helps with broker “kick-out” rule

Maintain a stock repurchase plan to provide additional liquidity

Maintain relationships with market makers

Evaluate Shareholder Base

Understand the composition of the bank’s shareholders

Identify which small shareholders are also customers

Evaluate change in ownership of bank

May increase certain shareholders’ ownership above 10%

Is voting control of the bank affected?

Determine exact number of shareholders

Registered versus street name

NOBO versus OBO

2. Going Private Methods

Alternative Methods for Going Private

Voluntary:

Open market share repurchases Tender offers

Involuntary:

Reverse stock split Cash-out merger

Create a new class of preferred stock

Other:

Management buyout/leveraged buyout ESOP

Form 13E(3) must be filed with the SEC if any of the above options are used to deregister.

Sets forth the Board’s reasons for going private and the impact on the company and its shareholders.

Voluntary Methods

Open Market Share Repurchase Program

Board authorizes repurchase plan

Typically less than 10% of outstanding shares

Company makes press release

Company follows rules set forth by SEC Rule 10b-18

No guarantee that enough shareholders will sell shares to go private

No guarantee that a shareholder will sell all of their shares

New block purchase rules have made it more difficult to buy large blocks of stock in a short period of time

Difficult to predict how long it will take

Tender Offer

Company offers to buy back a set number of shares for a certain amount of time

Basically, a tender offer is just a large share repurchase at a premium with a deadline

There are several types of tender offers

Odd-lot Fixed price Dutch auction

Companies going private have experienced mixed results with tender offers No guarantee that shareholders will tender shares or tender all shares owned Oversubscription may result in very few shareholders being eliminated Many small shareholders may not make the effort to tender shares Sales by large shareholders can create problems

Summary of Recent Tender Offer

Transaction Summary

Date Announced 5/13/2005

Date Closed 7/22/2005

Shares Sought—Initially 180,000

Shares Sought 427,000

Shares Outstanding 3,556,354

% of Shares Outstanding 12.0%

Tender Price per Share $41.00

P/E—LTM 13.3x

P/E—2005 13.7x

P/BV 204.1%

P/TBV 238.2%

Premium to Prior Day Close ($35.60) 15.17%

Premium to 5-Day Average ($35.72) 14.78%

52-Week High Price (Pre-Announcement) $40.50

Funding—$10 million of Trust Preferred

Company Proflie

Ticker CFFI

City West Point

State Virginia

Financials—3/31/2005

Assets ($000) $616,543

Equity ($000) $71,447

Equity/Assets 11.6%

Tangible Equity/Assets 10.1%

ROAA 1.9%

ROAE 16.9%

Other Alternatives

Other Alternatives

Used primarily to acquire control of a company (or a significant block of stock) and not as a method to de-register

LBO / MBO:

Leveraged buyout (LBO)—Buyout of public shareholders by outside investor group

Shell company formed and buyout financed with the assets of the bank

Management buyout (MBO)– Buyout of public shareholders by the management of the bank

Similar in structure to LBO

Shares typically acquired through tender offer

ESOP:

Company uses ESOP (existing or new) to purchase bank shares

ESOP borrows funds guaranteed by bank Purchased stock is pledged to lender

Shares purchased can be new shares or publicly held shares purchase through a tender offer Certain tax benefits are available if enough shares are purchased

Involuntary Methods

Reverse Stock Split

Method whereby the number of outstanding shares is reduced, with shareholders owning any fraction of a share or only a fraction of less than one share receiving cash for their fractional shares

Establish exchange ratio to guarantee reducing remaining shareholders below 300 Can be followed by a forward split to put shareholders in a similar position Offer price for shares is determined by Board and must be considered “fair” Typically, Board receives a fairness opinion

Hiring a financial advisor helps the Board fulfill its fiduciary obligations

Reverse Stock Split Example

Benchmark Bankshares, Inc.

Transaction (Announced 12/23/04)

- 1:2,000 reverse stock split followed by a 2,000:1 forward stock split
- Fractional shares were cashed out at $19.00 per share (approximately a 12% premium)
- Only fractional shares of registered owners less with than 2,000 shares were cashed out, about 7% of its total outstanding shares

BENCHMARK COMMUNITY BANK


Arlington
Alexandria
Richmond
Newport News
Hampton
Norfolk
Virginia Beach

Recent Historical Performance

	2002	2003	2004	LTM 09/05
Assets ($000)	265,058	283,886	292,989	298,979
Asset Growth		7%	3%	4%
Loans ($000)	196,273	212,720	228,332	244,518
Loan Growth		8%	7%	14%
Tang. Equity ($000)	26,546	28,613	30,666	27,738
T. Equity / Assets (%)	10.0%	10.1%	10.5%	9.3%
Net Income ($000)	3,398	3,596	3,551	3,701
ROAA (%)	1.38%	1.30%	1.24%	1.26%
ROAE (%)	13.6%	13.0%	11.8%	13.1%
Price at Period End	$12.60	$14.75	$18.75	$16.90
Price-to-Tangible Book	141%	153%	182%	167%
Price-to-Earnings	10.2x	10.5x	16.2x	10.6x

Company Overview

- Headquartered in Kenbridge, VA
- Bank Founded in 1971
- President – Michael O. Walker
- Asset Size - $303 million
- Ticker: BMBN
- Website: www.bcbonline.com
  States of Operation: Virginia

HOWE BARNES INVESTMENTS INC
Excellence applied.

23

Reverse Stock Split Example

KS Bancorp, Inc.

Transaction (Announced 12/22/04)

1:200 reverse stock split followed by a 250:1 forward stock split Fractional shares were cashed out at $24.00 per share (approximately a 20% premium) All fractional shares were cashed out (registered and beneficial), about 5% of its total outstanding shares Financed by $5MM of trust preferred

Recent Historical Performance

2002 2003 2004 2005

Assets ($000) 191,059 201,516 236,868 261,437

Asset Growth 5% 18% 21%

Loans ($000) 152,258 151,877 179,021 194,260

Loan Growth 0% 18% 17%

Tang. Equity ( $000) 17,510 18,576 18,920 15,613

T. Equity / Assets (%) 9.2% 9.2% 8.0% 6.0%

Net Income ($000) 1,336 1,401 1,290 1,688

ROAA (%) 0.75% 0.72% 0.59% 0.67%

ROAE (%) 7.8% 7.7% 7.1% 10.3%

Price at Period End $12.92 $16.00 $18.48 $18.15

Price-to-Tangible Book 106% 129% 146% 152%

Price-to-Earnings 12.4x 23.5x 15.4x 13.4x

Company Overview

Headquartered in Smithfield, NC Bank Founded in 1924 President – Harold T. Keen Asset Size—$260 million Ticker: KSAV

Website: www.ksbankinc.com States of Operation: North Carolina

Cash-Out Merger

Merger of a newly created shell corporation with the existing holding company

Merger terms call for shareholders with fewer than the specified number of shares to be cashed out

Economically very similar to a reverse stock split in which only fractional shares below one are cashed out

Only those shareholders with fewer shares than the specified number of shares are cashed out

Shareholders owning more shares than the specified number of shares are unaffected Not available in all states (including Virginia) Typically, Board receives a fairness opinion

Cash-Out Merger Example

United Tennessee

Transaction (Announced 4/14/05)

Shareholders owning less than 2,500 shares will receive $22.00 cash in exchange for their common shares Shareholders owning 2,500 or more shares will be unaffected

Recent Historical Performance

2002 2003 2004 2005

Assets ($000) 111,753 116,982 122,659 124,051

Asset Growth 5% 5% 2%

Loans ($000) 78,362 77,953 78,830 84,764

Loan Growth -1% 1% 15%

Tang. Equity ( $000) 15,052 16,100 17,706 17,864

T. Equity / Assets (%) 13.6% 13.9% 14.5% 14.5%

Net Income ($000) 1,762 1,670 1,641 1,574

ROAA (%) 1.63% 1.47% 1.35% 1.31%

ROAE (%) 11.7% 10.4% 9.3% 8.5%

Price at Period End $11.64 $16.18 $20.50 $21.00

Price-to-Tangible Book 101% 124% 139% 134%

Price-to-Earnings NA NA 10.1x 21.0x

Company Overview

Headquartered in Newport, TN Bank Founded in 1934 Converted to stock in 1998 President – Richard Harwood Asset Size—$118 million States of Operation: Tennessee

Reverse Stock Split vs. Cash out Merger

Example

1	for 100 Exchange Ratio $10.00 per share price (pre-split) Shareholder A owns 50 shares Shareholder B owns 125 shares

Cash-out merger

Shareholder A receives $500 cash (for 0.5 post-split shares) and retains no shares Shareholder B unaffected, retains all 125 shares

Reverse stock split

Shareholder A receives $500 cash and retains no shares

Shareholder B receives 1 share and is paid $250 cash for 25 shares

Typically followed by forward split to put shareholders back in similar position; a subsequent 100:1 forward split would give Shareholder B 100 shares

Additional Transaction Features

Going Private transactions have been structured with the following additional features:

Shareholders Affected – The transaction can be structured to include or exclude beneficially owned (street name) shares. By effecting the transaction only at the registered shareholder level, shareholders holding their shares in street name are not impacted by the transaction.

Restrictions on Trading – Future transfers of shares can be restricted to maintain a minimum number of shares traded in each block. This mechanism can be used to prevent an increase in small shareholders.

Shareholder Reclassification

Registration of securities is based on the number of holders per security

Objective is to split shareholders into two groups by exchanging the shares held by some existing common shareholders for a new security (typically preferred stock) so that the number of shareholders of record of common stock falls below 300

Newly created security cannot have more than 500 holders

Advantages:

May be perceived as a more “friendly” way of going private Relatively inexpensive as no capital is used to buyout shareholders

Preferred stock can count towards Tier 1 capital if structured properly

Disadvantages:

Relatively new and untested

The new security may be fairly illiquid

The benefits of repurchasing shares are not realized

Since no shareholders are eliminated, the potential for re-registration is higher

Best alternative for young companies, companies low on capital, and companies with limited capital alternatives

Reclassification Example

Sound Banking Company

Transaction (Announced 7/27/05)

Shareholders owning less than 250 shares will receive noncumulative perpetual preferred shares in exchange for their common shares Preferred holders can vote only on a change of control Preferred holders have the right to receive the same consideration as common holders in a change of control

Recent Historical Performance

2002 2003 2004 LTM 09/05

Assets ($000) 30,132 46,626 67,098 84,952

Asset Growth 55% 44% 53%

Loans ($000) 20,319 33,670 47,714 61,859

Loan Growth 66% 42% 59%

Tang. Equity ($000) 6,139 6,172 6,488 7,097

T. Equity / Assets (%) 20.4% 13.2% 9.7% 8.4%

Net Income ($000) -372 68 380 736

ROAA (%) -1.54% 0.18% 0.69% 1.01%

ROAE (%) -5.9% 1.1% 6.0% 11.0%

Company Overview

Headquartered in Morehead City, NC Bank Founded in 2001 President – Phil Collins Asset Size—$79 million Website: www.soundbanking.net States of Operation: North Carolina

Reclassification Combination Example

Merchants Bancorp, Incorporated

Transaction (Announced 8/4/05)

Shareholders owning 100 or fewer common shares will receive $23.00 in cash for each share held Shareholders owning more than 100 but fewer than 1,500 common shares will have the option of choosing between $23.00 in cash or the receipt of a proposed new class of non-voting preferred stock of the Company called “Series A Preferred Stock”

Recent Historical Performance

2002 2003 2004 LTM 09/05

Assets ($000) 318,799 352,421 363,981 364,561

Asset Growth 11% 3% 0%

Loans ($000) 246,164 286,192 292,091 293,384

Loan Growth 16% 2% 1%

Tang. Equity ($000) 33,508 28,227 30,778 33,530

T. Equity / Assets (%) 10.5% 8.0% 8.5% 9.2%

Net Income ($000) 4,772 3,791 4,607 4,750

ROAA (%) 1.55% 1.11% 1.28% 1.31%

ROAE (%) 14.7% 11.5% 15.2% 15.0%

Company Overview

Headquartered in Hillsboro, Ohio Bank Founded in 1879 President – Paul W. Pence Asset Size—$360 million States of Operation: Ohio

Comparison – Terms of New Class of Preferred

Big Lake Financial Corp. (FL) Heartland Bancshares (FL) First Southern Bancorp (GA) Sound Banking Company (NC)

Status Big Lake – Completed Heartland—Completed Completed Completed

Dividends Receive preference over common; no obligation to pay dividends; non-cumulative Receive preference over common; no obligation to pay dividends; non-cumulative Can receive discretionary dividends; receives dividends before common

Perpetual Preferred No maturity date; Cannot be redeemed at the option of the holder Cannot be redeemed at the option of the holder No maturity date; Cannot be redeemed at the option of the holder

Voting Rights None except can vote upon any acquisition of 25% or more of the company Can only vote on a change of control; vote together with common stock instead of as a separate class of securities Can vote only upon a change of control of the Bank or as may otherwise be required by law

Conversion Rights Converts into one share of common in the event of a change in control Converts into common stock upon a change in control Receive same proportionate consideration as common in a change of control

Comparison – Terms of New Class of Preferred

Big Lake Financial Corp. (FL) Heartland Bancshares (FL) First Southern Bancorp (GA) Sound Banking Company (NC)

Liquidation Rights Preference in distribution of assets in liquidation equal to the book value of common stock at the time of the conversion to preferred Preference in liquidation equal to the greater of $10.00, the book value of the preferred, or the amount paid to common shareholders Preference in distribution of assets in liquidation equal to the book value of common stock at time of the conversion to preferred

Preemptive Rights Do not have any preemptive rights to purchase any class of the issuer’s common stock None Do not have any preemptive rights to purchase any class of the issuer’s common stock

Redemption Rights The issuer cannot force the holder to redeem the shares; the holder cannot force the issuer to redeem the shares Holders have no right to require that the company redeem their shares The issuer cannot force the holder to redeem the shares; the holder cannot force the issuer to redeem the shares

Call Rights None Company can call at a price equal to the greater of book value of the preferred, market value of the preferred or the market value of the common None

Dissenters Rights May exercise appraisal rights subject to certain limitations of Florida law May exercise dissenter’s rights under Georgia law No appraisal rights under North Carolina law

Role of Howe Barnes

Howe Barnes can act as the company’s financial advisor and provide a fairness opinion to support the Board’s decision

As the company’s financial advisor, we will:

Help the company evaluate its shareholder base

Help the company evaluate the various alternatives available Mode the financial impact of the available transaction structures Provide insight into the current trading market for financial institutions Provide information regarding other going private transactions Provide the board a range of fair value for the company’s common stock Issue a fairness opinion (if necessary)

3. Shareholder List Analysis

Registered Shareholder List Analysis

Stratification of Ownership Shareholders

Shares Held Share- holders Shares Cumulative Shares Remaining Eliminated

Registered 617

0—99 104 5,283 5,283 513 104

100—249 157 22,147 27,430 356 261

250—499 67 22,569 49,999 289 328

500—599 45 22,691 72,690 244 373

600—749 12 7,742 80,432 232 385

750—999 16 13,406 93,838 216 401

1,000—1,099 56 56,180 150,018 160 457

1,100—1,499 6 7,455 157,473 154 463

1,500—1,999 14 22,048 179,521 140 477

2,000—2,499 17 35,356 214,877 123 494

2,500—2,999 19 48,156 263,033 104 513

3,000—3,999 18 57,457 320,490 86 531

4,000—4,999 9 38,684 359,174 77 540

5,000—9,999 18 122,255 481,429 59 558

10,000 + 19 841,154 1,322,583 40 577

Total Registered 577 1,322,583

Street Name

NOBO 1,017,066

OBO 698,237

Total Street Name 40 1,715,303

Total 617 3,037,886

Based on the shareholder list provided by the Company on 7/7/2005. The number of shareholders represented by CEDE & Co. is estimated at 40.

Reverse Stock Split Analysis

	Total	Reverse Stock Split at 1:500	1:600	1:1,000	1:1,100
Registered Shareholders					
Cashed Out	617	328	373	401	457
Remaining	617	289	244	216	160
Shares Cashed Out					
Registered Shareholders					
Fractional Shares Below Threshold		49,999	72,690	93,838	150,018
Fractional Shares Above Threshold		19,084	55,893	37,745	57,165
Total Registered Fractional Shares	1,322,583	69,083	128,583	131,583	207,183
NOBO Shareholders					
Fractional Shares Below Threshold		54,915	80,261	104,903	164,132
Fractional Shares Above Threshold		25,151	59,005	36,163	65,334
Total NOBO Fractional Shares	1,017,066	80,066	139,266	141,066	229,466
OBO Shareholders					
Total OBO Fractional Shares (estimated)	698,237	36,264	54,364	70,764	95,264
Total	3,037,886	185,413	322,213	343,413	531,913
Percent of Outstanding Shares Cashed Out					
Registered	1,322,583	2.3%	4.2%	4.3%	6.8%
NOBO	1,017,066	2.6%	4.6%	4.6%	7.6%
OBO	698,237	1.2%	1.8%	2.3%	3.1%
Total	3,037,886	6.1%	10.6%	11.3%	17.5%
Estimated Cost ($000's)					
$10.00		$1,854	$3,222	$3,434	$5,319
$10.50		$1,947	$3,383	$3,606	$5,585
$11.00		$2,040	$3,544	$3,778	$5,851
$11.50		$2,132	$3,705	$3,949	$6,117
$12.00		$2,225	$3,867	$4,121	$6,383

Based on the shareholder list provided by the Company on 7/7/2005.
-The number of shareholders represented by CEDE & Co. is estimated at 40.
Beneficially owned shares are assumed to be cashed out in the same proportion as registered shares.

37

HOWE BARNES INVESTMENTS INC
Excellence applied.

Pro Forma Analysis – Reverse Stock Split

Pro Forma 1:1,000 Reverse stock split at

As of 12/31/2005 $10.50 $11.00 $11.50 $12.00

Shares purchased 343,413 343,413 343,413 343,413 343,413

Cost of repurchasing shares ($000s) 3,606 3,778 3,949 4,121

Shares outstanding 2,999,594 2,656,181 2,656,181 2,656,181 2,656,181

Assets ($000’s) 243,233 239,627 239,455 239,284 239,112

Equity ($000’s)(1) 25,970 22,264 22,092 21,921 21,749

Equity / assets 10.68% 9.29% 9.23% 9.16% 9.10%

Change in net income(1) (76) (82) (89) (96)

LTM net income ($000’s)(1) 1,580 1,504 1,498 1,491 1,484

LTM EPS $0.54 $0.57 $0.56 $0.56 $0.56

LTM ROA 0.70% 0.68% 0.68% 0.68% 0.67%

LTM ROE 6.13% 6.79% 6.81% 6.83% 6.85%

Book value $8.66 $8.38 $8.32 $8.25 $8.19

(1)	Includes $100,000 of transaction costs

(2) Assumes $100,000 of annual costs savings, an opportunity cost of cash of 6% and a marginal tax rate of 35% -Based on the shareholder list provided by the Company on 7/7/2005. -Beneficially owned shares are assumed to be cashed out in the same proportion as registered shares.

4. Trading Analysis

Price / Volume Analysis

Volume Price

30,000 25,000 20,000 15,000 10,000 5,000 0

May-03 Aug-03 Nov-03 Feb-04 May-04 Aug-04 Oct-04 Jan-05 Apr-05 Jul-05 Oct-05 Jan-06 Apr-06 $11.00 $10.50 $10.00 $9.50 $9.00 $8.50 $8.00

Source: SNL Financial, LC

As of the market close on 4/28/2006

Trades – Last Twelve Months

Date Closing Price Volume Date Closing Price Volume Date Closing Price Volume

04/28/06 $9.30 435 12/22/05 $9.79 100 09/14/05 $10.00 201

04/26/06 $9.06 691 12/21/05 $9.10 200 09/13/05 $10.00 749

04/25/06 $9.40 107 12/20/05 $9.79 900 09/08/05 $9.75 245

04/18/06 $9.21 246 12/19/05 $9.76 500 09/02/05 $9.60 5,557

04/12/06 $9.44 1,305 12/16/05 $9.75 1,878 08/31/05 $9.50 800

04/11/06 $9.06 1,211 12/15/05 $9.81 3,000 08/29/05 $9.50 4,000

04/03/06 $9.40 1,100 12/14/05 $9.53 2,200 08/26/05 $9.75 17,461

03/31/06 $9.31 620 12/12/05 $9.15 427 08/25/05 $9.50 200

03/30/06 $9.12 842 12/07/05 $9.25 1,114 08/24/05 $9.80 2,931

03/29/06 $9.35 10,700 12/05/05 $9.10 304 08/23/05 $9.50 1,200

03/28/06 $9.15 150 12/02/05 $9.10 1,510 08/19/05 $9.50 200

03/23/06 $9.15 158 12/01/05 $9.06 900 08/16/05 $9.55 300

03/21/06 $9.25 8,280 11/25/05 $9.09 500 08/15/05 $10.00 409

03/15/06 $9.00 3,304 11/23/05 $9.00 2,400 08/12/05 $9.51 901

03/14/06 $9.00 10,900 11/22/05 $9.25 669 08/11/05 $9.50 200

03/13/06 $9.13 1,706 11/21/05 $9.05 2,000 08/08/05 $9.50 1,700

03/10/06 $8.75 21,010 11/17/05 $9.70 360 08/05/05 $9.71 10,183

03/09/06 $9.20 300 11/16/05 $9.79 3,595 08/04/05 $9.85 353

03/08/06 $9.45 403 11/15/05 $9.75 672 08/03/05 $9.50 1,100

03/03/06 $9.45 500 11/11/05 $9.10 100 08/02/05 $9.51 4,700

03/02/06 $9.69 600 11/10/05 $9.08 100 08/01/05 $9.84 1,620

02/28/06 $9.25 4,943 11/09/05 $9.51 396 07/29/05 $9.50 25,516

02/27/06 $9.25 100 11/08/05 $9.33 1,914 07/27/05 $9.40 6,424

02/23/06 $9.30 200 11/07/05 $9.25 332 07/13/05 $9.51 400

02/16/06 $9.44 2,100 11/04/05 $9.25 400 07/11/05 $9.41 100

02/13/06 $9.79 1,909 11/03/05 $9.30 2,447 07/08/05 $9.74 3,206

02/09/06 $9.44 1,300 11/01/05 $9.30 100 07/06/05 $9.75 801

02/08/06 $9.60 300 10/21/05 $9.57 1,000 07/01/05 $9.89 1,700

02/03/06 $9.30 4,598 10/19/05 $9.75 600 06/24/05 $9.63 100

02/02/06 $9.40 4,903 10/17/05 $9.57 1,187 06/21/05 $9.50 500

02/01/06 $9.84 175 10/13/05 $9.50 1,000 06/17/05 $9.50 1,000

01/30/06 $9.44 315 10/12/05 $9.51 1,585 06/13/05 $9.67 500

01/26/06 $9.50 12,906 10/10/05 $9.57 200 06/09/05 $9.66 200

01/24/06 $9.70 100 10/07/05 $9.75 200 06/06/05 $9.60 900

01/23/06 $9.40 200 10/06/05 $9.50 1,461 06/03/05 $10.00 301

01/20/06 $9.40 2,900 10/04/05 $10.00 1,347 05/24/05 $9.56 1,000

01/18/06 $9.75 1,131 09/29/05 $9.50 400 05/11/05 $10.00 1,624

01/13/06 $9.55 400 09/27/05 $9.74 1,153 05/09/05 $10.00 301

01/12/06 $9.68 294 09/23/05 $9.50 2,200 05/04/05 $9.45 100

01/10/06 $9.52 84,259 09/20/05 $9.50 3,000

12/28/05 $9.50 200 09/15/05 $9.50 100

Shares Traded Weighted Average Price Earliest Trade Low High

Last 5 trades 2,784 $9.30 04/12/06 $9.06 $9.44

Last 10 trades 17,565 $9.31 03/29/06 $9.06 $9.44

Last 20 trades 63,968 $9.05 03/03/06 $8.75 $9.45

Last twelve months 331,935 $9.44 01/00/00 $8.75 $10.00

Source: SNL Financial, LC

As of the market close on 4/28/2006

Analysis of Trading History

Last 12 Months Last 6 Months Last 90 Days

Price Range Shares % Total Shares Shares % Total Shares Shares % Total Shares

$10.00 $10.24 4,932 1% 0 0% 0 0%

$9.75 $9.99 39,099 12% 13,188 6% 2,084 2%

$9.50 $9.74 180,336 54% 102,687 47% 900 1%

$9.25 $9.49 58,609 18% 51,985 24% 41,909 49%

$9.00 $9.24 27,949 8% 27,949 13% 19,508 23%

$8.75 $8.99 21,010 6% 21,010 10% 21,010 25%

Total 331,935 100% 216,819 100% 85,411 100%

Weighted Average $9.44 $9.35 $9.13

Days Traded 121 68 32

Days Not Traded 129 58 32

Avg. Daily Volume 2,743 3,189 2,669

LTM 6 Months 90 Days

60,000 50,000 40,000 30,000 20,000 10,000 0 $08.75-$08.99 $09.00-$09.24 $09.25-$09.49 $09.50-$09.74 $09.75-$09.99

Source: SNL Financial, LC

As of the market close on 4/28/2006

These materials are for discussion purposes only. They should not be construed as an offer or solicitation with respect to the purchase or sale of any security or to enter into any particular transaction and may not be relied on in evaluating the merits of investing in any security or entering into any transaction.

The information contained herein and any supplemental information or other documents provided in connection herewith are submitted to you on a strictly confidential basis, should be kept confidential and should not be used other than in connection with your evaluation of a proposed structure or transaction. By accepting a copy of this presentation, the recipient agrees that neither it nor any of its employees or advisors shall use the information for any purpose other than evaluating a proposed structure or transaction or divulge the information to any other party. The information contained herein shall not be photocopied, reproduced or distributed to others, in whole or in part, without the prior written consent of Howe Barnes Investments, Inc.